Exhibit 31.1

Certification of Principal Executive Officer

I, Giorgio D’Urso, certify that:

1.	I have reviewed this annual report on Form 10-K of IVAX Diagnostics, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Giorgio D’Urso
Giorgio D’Urso,
Chief Executive Officer
Date: April 27, 2007